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                                                                    EXHIBIT 21.1

SUBSIDIARIES

Oriole Homes Corp.
1690 South Congress Avenue, Suite 200
Delray Beach, FL  33445


SUBSIDIARIES                            % OWNERSHIP     STATE OF INCORPORATION
------------                            -----------     ----------------------
Alpha Title Company, Inc.
      (Division of Oriole Homes Corp.)       100              Florida
OHC Corp.                                    100              Florida
Oriole G & T Management Corp.                100              Florida
Oriole At Harbour Heights, Inc.              100              Florida
South Florida Residential Mortgage Co.       100              Florida
Oriole-Boca, Inc.                            100              Florida
The Pier Club, Inc.                          100              Florida
Oriole Limited, Inc.                         100              Florida
Oriole Fairway Point, Inc.                   100              Florida
Oriole Joint Venture, Ltd.                   100              Florida
Oriole of Naples, Inc.                       100              Florida
Oriole at Stonecrest, Inc.                   100              Florida
OH Investments, Inc.                         100              Florida
OH Investments II, Inc.                      100              Florida
Seabreeze Properties, Inc.                   100              Maryland